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                                                            EXHIBIT 23.2



               [HOFFMAN, MORRISON & FITZGERALD, P.C. LETTERHEAD]




CONSENT OF HOFFMAN, MORRISON & FITZGERALD, P.C. INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on the Post-Effective Amendment No. 1 to Form SB-2 of our report included herein dated June 19, 1998, relating to the consolidated financial statements of DIDAX INC and Subsidiary and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ HOFFMAN, MORRISON & FITZGERALD, P.C.
Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
July 1, 1998